EX-99.906CERT

certification

Michael D. Cohen, Principal Executive Officer/President, and Destiny Poninski, Principal Financial Officer/Treasurer of the Vertical Capital Income Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                          Treasurer

Vertical Capital Income Fund                                           Vertical Capital Income Fund

/s/ Michael D. Cohen                                                      /s/ Destiny Poninski

Michael D. Cohen                                                          Destiny Poninski

Date: 5/24/23                                                                Date: 5/24/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Vertical Capital Income Fund and will be retained by the Vertical Capital Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.